Exhibit 21.1

Operating Subsidiaries

Primus Telecommunications, Inc.	(Delaware)
Primus Telecommunications IHC, Inc.	(Delaware)
STSJ Overseas Telephone Company, Inc.	(Puerto Rico)
St. Thomas & San Juan Telephone Company, Inc.	(US Virgin Islands)
Primus Telecommunications Canada Inc.	(Ontario, Canada)
Telesonic Communications, Inc.	(Ontario, Canada)
Primus Telecom Holdings Pty. Ltd.	(Australia)
Primus Network (Australia) Pty. Ltd.	(Australia)
Primus Telecom Pty. Ltd	(Australia)
Primus Telecommunications Pty. Ltd.	(Australia)
Primus Telecommunications (Australia) Pty. Ltd.	(Australia)
0014 Pty. Ltd.	(Australia)
Hotkey Internet Service Pty. Ltd.	(Australia)
Primus Online Pty. Ltd.	(Australia)
Primus Telecommunications Ltd.	(United Kingdom)
Global Access Pty., Ltd.	(South Africa)
Lingo, Inc.	(Delaware)
Globility Communications Corporation	(Ontario, Canada)
Arbinet Corporation	(Delaware)
Arbinet Communications, Inc.	(Delaware)
Arbinet-thexchange LTD	(United Kingdom)
Arbinet-thexchange HK LTD	(Hong Kong)
Arbinet Carrier Services, Inc.	(Delaware)

Non-Operating Subsidiaries

Primus Telecommunications International, Inc.	(Delaware)
iPRIMUS. USA, Inc.	(Delaware)
Lingo Holdings, Inc.	(Delaware)
Primus Telecommunications Holding, Inc. .	(Delaware)
OTC Network Assets, Inc.	(Puerto Rico)
Stubbs, Ltd.	(Hong Kong)
Primus Telecommunications Holdings, Ltd.	(United Kingdom)
Primus Telecommunications de Mexico SA de CV	(Mexico)
3082833 Nova Scotia LLC	(Delaware)
3620212 Canada Inc.	(Canada)
Primus Telecommunications Europe BV	(Netherlands)
Delta One America Do Sul	(Brazil)
Arbinet Digital Media Corporation	(Delaware)
Primus Telecommunications Iberica S.A.	(Spain)
Primus Telecommunications AG	(Switzerland)
Bellfax, Inc.	(Delaware)
ANIP, Inc.	(Delaware)
Arbinet Services, Inc.	(Delaware)
Arbinet Managed Services, Inc.	(Delaware)
Telegroup UK Ltd.	(United Kingdom)
Planet Talk UK Limited	(United Kingdom)
Primus Telecommunications Netherlands B.V.	(Netherlands)
Primus Nederland B.V.	(Netherlands)
Primus Telecommunications GmbH	(Germany)
Primus Telecommunications S.r.1.	(Italy)
PTI Telecom GmbH	(Austria)